EXHIBIT 99

FOR IMMEDIATE RELEASE

TRISTATE CAPITAL FIRST QUARTER 2019 RESULTS INCLUDE RECORD LEVELS OF
REVENUE, NET INTEREST INCOME AND PRE-TAX INCOME

-- First quarter 2019 EPS totaled $0.48 as TriState Capital’s private banking and commercial banking businesses continued to drive profitable balance sheet growth and Chartwell grew assets under management --

PITTSBURGH, April 17, 2019 - TriState Capital Holdings, Inc.’s (Nasdaq: TSC) financial results for the three months ended March 31, 2019, included 33% earnings growth over the first quarter of 2018, and record levels of revenue, net interest income, pre-tax income, loans and deposits.

The parent company of TriState Capital Bank and Chartwell Investment Partners reported diluted earnings per share (EPS) of $0.48 in the first quarter of 2019, compared to $0.36 in the first quarter of 2018 and $0.50 in the fourth quarter of 2018. Net income available to common shareholders was $13.9 million in the first quarter of 2019, compared to $10.4 million in the prior year period and $14.4 million in the fourth quarter of 2018.

“Effective execution across all our business lines continues to be reflected in our record results and first quarter financial metrics,” Chairman and Chief Executive Officer James F. Getz said. “Critical mass is being reached for both Chartwell and TriState Capital Bank, and demand for the company’s investment management, private banking, commercial banking and treasury management offerings has never been stronger. Just as importantly, our ability to meet that demand and the expectations of our clients is better than ever, and we’re very well positioned to realize each of the full-year 2019 performance goals we introduced in January.”

FIRST QUARTER 2019 HIGHLIGHTS

•	Pre-tax income grew to $17.1 million, increasing 28.9% from the prior year period and 11.4% from the linked quarter.

•
Net interest income (NII) and non-interest income, excluding gains and losses on debt securities, combined to generate total revenue of $43.4 million, increasing 16.2% from the prior year period and 5.4% from the linked quarter.

•	Average loans grew to $5.18 billion, up 24.3% from the same period last year and 6.7% from the linked quarter.

•	Private banking loans of $2.98 billion comprised 55.9% of total loans at period end, reflecting growth of 27.3% from one year prior and 3.9% from December 31, 2018.

•	Average deposits grew to $5.04 billion, up 27.5% from the same period last year and 5.0% from the linked quarter.

•	Chartwell’s assets under management (AUM) grew to $9.73 billion at period end, up 16.6% compared to one year prior and 5.9% during the quarter.

•	Investment management fees grew to $9.4 million, increasing 5.8% from the same period last year and 2.2% from the linked quarter.

REVENUE GROWTH
TriState Capital’s record first quarter 2019 NII of $30.4 million increased 15.6% from $26.3 million in the year-ago quarter and 2.8% from $29.5 million in the linked fourth quarter of 2018, as the company continued to expand its deposit franchise to fund organic loan growth at double-digit annual rates, while reducing balance sheet risk via the continued growth in private banking loans backed by marketable securities.

Non-interest income grew to $13.1 million in the first quarter 2019, increasing 17.9% from $11.1 million in the prior year quarter and 12.9% from $11.6 million in the linked quarter.

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TriState Capital’s non-interest income, which represented 30.0% of total revenue in the first quarter of 2019, is largely made up of Chartwell investment management fees. Investment management fees grew to $9.4 million in the first quarter of 2019, increasing 5.8% from $8.9 million in the prior year quarter and 2.2% from $9.2 million in the linked quarter. Borrower-facing interest rate swap activity also generated $1.8 million in fees in the first quarter of 2019, compared to $1.2 million in the prior year quarter of 2018 and $2.2 million in the linked quarter.

NII and non-interest income, excluding gains and losses on the sale of debt securities, combined to generate total revenue of $43.4 million for the first quarter 2019, growing 16.2% from $37.3 million in the year-ago period and 5.4% from $41.2 million in the linked quarter.

OPERATING LEVERAGE
TriState Capital Bank’s efficiency ratio for the first quarter of 2019 was 56.30%, compared to 54.48% in the first quarter of 2018 and 54.60% in the linked quarter. While this result reflects some seasonality in certain expenses, investments made in talent and building scale are expected to continue driving revenue growth, while incrementally improving operating leverage and the bank’s efficiency ratio this year and over the long run.

First quarter 2019 non-interest expense was $26.7 million, increasing 11.8% from $23.9 million in the year-ago period and 1.4% from $26.3 million in the fourth quarter of 2018. First quarter non-interest expense reflected typical seasonal increases in payroll taxes and other compensation and benefits expenses, as well as a valuation adjustment on other real estate owned.

TriState Capital’s effective tax rate was 15.1% for the first quarter of 2019. The company’s effective tax rate is impacted by certain factors including the number, timing and size of tax credit investments, as well as the proportion of consolidated earnings attributed to investment management, which has a higher effective tax rate than the bank.

Net income available to common shareholders and EPS in the first quarter of 2019 reflected $679,000 payable for the company’s quarterly cash dividend on Series A Non-Cumulative Perpetual Preferred Stock.

ORGANIC LOAN GROWTH
TriState Capital continued to show strong organic growth on both sides of its balance sheet, expanding the number and depth of its relationships with middle-market commercial customers, as well as the high-net-worth clients the bank serves through registered investment advisors and other financial intermediaries in its national referral network.

Average loans totaled a record $5.18 billion in the first quarter of 2019, growing 24.3% from $4.17 billion in the prior year period and 6.7% from $4.85 billion in the linked quarter. Loans at March 31, 2019, totaled $5.34 billion, growing $1.03 billion, or 24.0%, from March 31, 2018, and $203.9 million, or 4.0%, from December 31, 2018.

TriState Capital’s growing distribution capabilities helped drive new loan originations in its national private banking business for the first quarter of 2019. Private banking loans totaled $2.98 billion at March 31, 2019, increasing $639.9 million, or 27.3%, from one year prior and $112.4 million, or 3.9%, from the end of the linked quarter.

The company continued to grow relationships with middle-market borrowers in the first quarter of 2019 to drive originations of commercial and industrial loans and commercial real estate loans. Commercial loans totaled $2.35 billion at March 31, 2019, increasing $394.0 million, or 20.1%, from one year prior and $91.4 million, or 4.0%, from the end of the linked quarter.

STRATEGIC DEPOSIT FRANCHISE EXPANSION
TriState Capital continues to support demand for its private banking and commercial loans with the strategic and organic expansion of its deposit franchise. The bank’s national deposit, treasury management and liquidity management offerings are increasing the number and depth of depositor relationships with financial services businesses, high-net-worth individuals, family offices, middle market companies, professional service firms, specialized payment and transaction processors, municipalities and non-profits.

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Average deposits totaled $5.04 billion in the first quarter of 2019, growing 27.5% from $3.95 billion in the same period last year and 5.0% from $4.80 billion in the linked quarter. Deposits at March 31, 2019, totaled $5.34 billion, growing $1.24 billion, or 30.2%, from March 31, 2018, and $287.2 million, or 5.7%, from December 31, 2018.

INTEREST RATE MANAGEMENT
TriState Capital continues to maintain a balance sheet with significant flexibility to manage interest rate risk in changing markets. At March 31, 2019, 93% of the company’s loan portfolio was floating rate and 26% of deposits were fixed-rate certificates of deposit.

The yield on total loans averaged 4.49% during the first quarter of 2019, expanding by 69 basis points from 3.80% in the prior year period and 14 basis points from 4.35% in the linked quarter. Yields reflect the proportion of the portfolio dedicated to private banking non-purpose margin loans secured by marketable securities, and an overall focus on variable rate pricing, asset quality, and operating leverage.

Total cost of funds for all deposits and interest-bearing liabilities averaged 2.38% during the first quarter of 2019, compared to 1.43% in the same period last year and 2.19% in the linked quarter. The total cost of deposits averaged 2.36% during the first quarter of 2019, compared to 1.38% in the same period last year and 2.17% in the linked quarter.

TriState Capital reported a net interest margin of 2.10% for the first quarter of 2019, compared to 2.35% in the first quarter of 2018 and 2.12% in the fourth quarter of 2018.

INVESTMENT MANAGEMENT
Strong investment performance across Chartwell’s active equity and fixed income strategies contributed to growth in AUM and fees in the first quarter of 2019. Chartwell grew total AUM to $9.73 billion at March 31, 2019, increasing 16.6% from $8.34 billion at March 31, 2018, and 5.9% from $9.19 billion at December 31, 2018.

Chartwell’s new business and new flows from existing accounts of $279 million and market appreciation of $589 million more than offset outflows of $325 million in the first quarter of 2019.

Chartwell’s weighted average fee rate was 0.39% at March 31, 2019. Investment management fee revenue grew to $9.4 million in the first quarter of 2019, increasing 5.8% from $8.9 million in the first quarter of 2018 and 2.2% from $9.2 million in the fourth quarter of 2018.

ASSET QUALITY
TriState Capital maintained strong asset quality metrics in the first quarter of 2019, reflecting the company’s disciplined credit culture and the expansion of its private banking non-purpose margin loans secured by marketable securities. Private banking loans comprised 55.9% of the total loan portfolio at March 31, 2019, while total commercial real estate loans and commercial and industrial loans comprised 28.0% and 16.1% of total loans, respectively.

Non-performing assets (NPAs) were $10.5 million, or 0.16% of total assets, at March 31, 2019, compared to $6.1 million, or 0.12%, at March 31, 2018, and $5.7 million, or 0.09%, at December 31, 2018.

Non-performing loans (NPLs) were $7.3 million, or 0.14% of total loans, at March 31, 2019, compared to $2.5 million, or 0.06%, at March 31, 2018, and $2.2 million, or 0.04%, at December 31, 2018.

Adverse-rated credits were $29.1 million, or 0.55% of total loans, at March 31, 2019, compared to $29.0 million, or 0.67%, at March 31, 2018, and $24.8 million, or 0.48%, at December 31, 2018.

The increase in NPAs and NPLs during the first quarter of 2019 is largely attributed to a single commercial and industrial (“C&I”) loan being placed on non-accrual status. This C&I loan, which was made to an in-market borrower, is well-collateralized, paying and current to date, and the bank believes it is adequately reserved.

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Net recoveries in the first quarter of 2019 were $1.9 million, as the bank’s proactive and persistent approach to securing successful resolutions resulted in a recovery from a large, in-market C&I credit that had been previously charged off in 2013. Net recoveries were $206,000 in the year-ago quarter and $206,000 in the linked quarter.

TriState Capital recorded a credit to provision of $377,000 in the first quarter of 2019, as general and specific reserves were more than offset by recoveries in the period. The company recorded provision expense of $195,000 in the first quarter of 2018 and a credit to provision of $581,000 in the fourth quarter of 2018.

The company’s allowance for loan losses (ALL) continued to reflect lower levels of provision required by the low risk profile of the growing proportion of private banking loans in the bank’s portfolio. ALL represented 0.28% of total loans at March 31, 2019, compared to 0.34% at March 31, 2018, and 0.26% at December 31, 2018.

CAPITAL STRENGTH AND FLEXIBILITY
As of March 31, 2019, TriState Capital Holdings reported regulatory capital ratios of 11.26% for total risk-based capital, 10.92% for tier 1 risk-based capital, 9.98% for common equity tier 1 risk-based capital, and 7.13% for tier 1 leverage.

During the three months ended March 31, 2019, the company repurchased a total of 20,000 shares of its common stock for approximately $433,000 at an average cost of $21.65 per share. Since the Board first authorized share buybacks in October 2014, the company has repurchased a total of 2,034,910 shares for approximately $30.9 million at an average cost of $15.21 per share. TriState Capital has $1.8 million of repurchase authority remaining under its buyback program announced in October 2018.

CONFERENCE CALL
As previously announced, TriState Capital will hold a conference call tomorrow to review its financial results and operating performance.

The live conference call on April 18 will be held at 8:30 a.m. ET. Telephone participants may avoid any delays by pre-registering for the call using the link http://dpregister.com/10129978 to receive a special dial-in number and PIN. Telephone participants who are unable to pre-register should dial in at least 10 minutes prior to the call and request the “TriState Capital earnings call.” The call may be accessed by dialing 888-339-0757 from the United States, 855-669-9657 from Canada, or 412-902-4194 from other international locations.

A replay of the call will be available approximately one hour after the end of the conference through April 25. The replay may be accessed by dialing 877-344-7529 from the United States, 855-669-9658 from Canada, or 412-317-0088 from other international locations, and entering the conference number 10129978.

ABOUT TRISTATE CAPITAL
TriState Capital Holdings, Inc. (Nasdaq: TSC) is a bank holding company headquartered in Pittsburgh, Pa., providing commercial banking, private banking and investment management services to middle-market companies, institutional clients and high-net-worth individuals. Its TriState Capital Bank subsidiary had $6.3 billion in assets as of March 31, 2019, and serves middle-market commercial customers through regional representative offices in Pittsburgh, Philadelphia, Cleveland, Edison, N.J., and New York City, as well as high-net-worth individuals nationwide through its national referral network of financial intermediaries. Its Chartwell Investment Partners subsidiary had $9.7 billion in assets under management as of March 31, 2019, and serves institutional clients and TriState Capital’s financial intermediary network. For more information, please visit http://investors.tristatecapitalbank.com.

FORWARD LOOKING STATEMENTS
This news release includes “forward-looking statements” in reliance on the safe-harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. The words “achieve,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “maintain,” “opportunity,” “plan,” “potential,” “project,” “sustain,” “target,” “trend,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” and similar expressions, among others, generally identify forward-looking statements. Examples of forward-looking statements include, without limitation, statements relating to TriState Capital’s future plans, objectives or goals and are based on current expectations, plans or forecasts. Such forward-

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looking statements are subject to risks, uncertainties and changed circumstances that are difficult to predict and are often beyond TriState Capital’s ability to control. Actual results or outcomes could differ materially from those currently anticipated, discussed or projected by forward-looking statements. Such risks and uncertainties include, but are not limited to:

•
those related to difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the markets in which TriState Capital operates and in which its loans are concentrated, including the effects of an increase in unemployment levels, slowdowns in economic growth and changes in demand for products or services or the value of assets under management;

•	TriState Capital’s level of non-performing assets and the costs associated with resolving problem loans including litigation and other costs;

•	possible loan losses, impairment and the collectability of loans;

•	changes in market interest rates which may increase funding costs and/or reduce earning asset yields and thus reduce margin;

•
the impact of changes in interest rates on the credit quality and value of underlying securities collateral of the loan portfolio and the effect of such changes on the market value of TriState Capital’s investment securities portfolio;

•
federal and state regulation, supervision and examination, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder, and potential expenses associated with complying with regulations;

•
TriState Capital’s ability to comply with applicable capital and liquidity requirements (including the finalized Basel III capital standards), including our ability to generate liquidity internally or raise capital on favorable terms;

•	possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies, and similar organizations;

•	any impairment of TriState Capital’s goodwill or other intangible assets;

•	conditions in the financial markets that may limit TriState Capital’s access to additional funding to meet its liquidity needs;

•	the success of TriState Capital’s growth plans, including the successful integration of past and future acquisitions;

•
TriState Capital’s ability to fully realize the cost savings and other benefits of its acquisitions, manage risks related to business disruption following those acquisitions, and customer disintermediation;

•	TriState Capital’s ability to develop and provide competitive products and services that appeal to its customers and target markets;

•	negative perceptions or publicity with respect to any products or services offered by TriState Capital;

•	fluctuations in the carrying value of Chartwell’s assets under management;

•	the relative and absolute investment performance of Chartwell’s investment products;

•	adverse judgments or other resolution of pending and future legal proceedings, and cost incurred in defending such proceedings;

•	system failure or breaches of TriState Capital’s network security;

•	TriState Capital’s ability to recruit and retain key employees;

•	Chartwell’s success in negotiating distribution arrangements and maintaining distribution channels for its products;

•	the failure by a key vendor to fulfill its obligations to TriState Capital;

•	the effects of problems encountered by other financial institutions that adversely affect TriState Capital or the banking industry generally;

•
the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes as well as effects from geopolitical instability and man-made disasters including terrorist attacks;

•	possible changes in the speed of loan prepayments by TriState Capital’s customers and loan origination or sales volumes;

•	regulatory limits on TriState Capital’s ability to receive dividends from its subsidiaries and pay dividends to its preferred shareholders; and

•	the effects of any reputation, credit, interest rate, market, operational, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above.

We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made, and TriState Capital disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of TriState Capital for any reason, except as specifically required by

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law. For further information about the factors that could affect TriState Capital’s future results, please see the company’s most-recent annual and quarterly reports filed on Form 10-K and Form 10-Q, and other documents the company files with the Securities and Exchange Commission from time to time.

NON-GAAP FINANCIAL DISCLOSURES
This news release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). Specifically, TriState Capital reviews and reports tangible common equity, tangible book value per common share, EBITDA, total revenue and efficiency ratio. Although TriState Capital believes these non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP. Where non-GAAP disclosures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found within this news release and accompanying tables.

###

MEDIA CONTACT
Jack Horner
267-932-8760, ext. 302
412-600-2295 (mobile)
jack@hornercom.com

INVESTOR RELATIONS CONTACT
Casteel Schoenborn
Jeff Schoenborn and Kate Croft
888-609-8351
TSC@csirfirm.com

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TRISTATE CAPITAL HOLDINGS, INC.
BALANCE SHEET DATA (UNAUDITED)

	As of and For the Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2019	2018	2018
Cash and cash equivalents	$243,911	$189,985	$145,033
Total investment securities	487,087	466,759	245,350
Loans and leases held-for-investment	5,336,725	5,132,873	4,302,766
Allowance for loan and lease losses	(14,712)	(13,208)	(14,818)
Loans and leases held-for-investment, net	5,322,013	5,119,665	4,287,948
Goodwill and other intangibles, net	67,361	67,863	64,897
Other assets	223,638	191,383	163,525
Total assets	$6,344,010	$6,035,655	$4,906,753

Deposits	$5,337,704	$5,050,461	$4,098,955
Borrowings, net	398,216	404,166	304,764
Other liabilities	111,533	101,674	62,805
Total liabilities	5,847,453	5,556,301	4,466,524

Preferred stock	38,468	38,468	38,440
Common shareholders’ equity	458,089	440,886	401,789
Total shareholders’ equity	496,557	479,354	440,229

Total liabilities and shareholders’ equity	$6,344,010	$6,035,655	$4,906,753

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TRISTATE CAPITAL HOLDINGS, INC.
INCOME STATEMENT DATA (UNAUDITED)

	As of and For the Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2019	2018	2018
Interest income:
Loans and leases	$57,262	$53,238	$39,027
Investments	4,353	3,706	1,784
Interest-earning deposits	1,287	1,218	605
Total interest income	62,902	58,162	41,416

Interest expense:
Deposits	29,333	26,214	13,401
Borrowings	3,197	2,416	1,753
Total interest expense	32,530	28,630	15,154
Net interest income	30,372	29,532	26,262
Provision (credit) for loan and lease losses	(377)	(581)	195
Net interest income after provision for loan and lease losses	30,749	30,113	26,067
Non-interest income:
Investment management fees	9,424	9,225	8,908
Service charges on deposits	136	150	134
Net gain (loss) on the sale and call of debt securities	28	(76)	5
Swap fees	1,803	2,245	1,248
Commitment and other loan fees	531	375	332
Other income	1,147	(344)	462
Total non-interest income	13,069	11,575	11,089
Non-interest expense:
Compensation and employee benefits	16,775	16,594	15,468
Premises and occupancy costs	1,270	1,594	1,290
Professional fees	995	1,191	1,095
FDIC insurance expense	1,421	1,210	1,146
General insurance expense	294	263	247
State capital shares tax	380	125	427
Travel and entertainment expense	835	1,178	646
Intangible amortization expense	502	503	461
Change in fair value of acquisition earn out	—	(218)	—
Other operating expenses	4,200	3,863	3,070
Total non-interest expense	26,672	26,303	23,850
Income before tax	17,146	15,385	13,306
Income tax expense	2,582	265	2,905
Net income	$14,564	$15,120	$10,401
Preferred stock dividends on Series A	679	679	—
Net income available to common shareholders	$13,885	$14,441	$10,401

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TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2019	2018	2018
Per share and share data:
Earnings per common share:
Basic	$0.50	$0.52	$0.38
Diluted	$0.48	$0.50	$0.36
Book value per common share	$15.61	$15.27	$13.87
Tangible book value per common share (1)	$13.31	$12.92	$11.63
Common shares outstanding, at end of period	29,351,833	28,878,674	28,976,214
Weighted average common shares outstanding:
Basic	27,832,839	27,523,385	27,594,691
Diluted	28,703,636	28,786,353	28,711,106

Performance ratios:
Return on average assets (2)	0.92%	0.99%	0.89%
Return on average common equity (2)	12.50%	13.16%	10.65%
Net interest margin (2) (3)	2.10%	2.12%	2.35%
Total revenue (1)	$43,413	$41,183	$37,346
Bank efficiency ratio (1)	56.30%	54.60%	54.48%
Non-interest expense to average assets (2)	1.77%	1.81%	2.03%

Asset quality:
Non-performing loans	$7,329	$2,237	$2,477
Non-performing assets	$10,453	$5,661	$6,053
Other real estate owned	$3,124	$3,424	$3,576
Non-performing assets to total assets	0.16%	0.09%	0.12%
Non-performing loans to total loans	0.14%	0.04%	0.06%
Allowance for loan and lease losses to loans	0.28%	0.26%	0.34%
Allowance for loan and lease losses to non-performing loans	200.74%	590.43%	598.22%
Net charge-offs (recoveries)	$(1,881)	$(206)	$(206)
Net charge-offs (recoveries) to average total loans (2)	(0.15)%	(0.02)%	(0.02)%

Capital ratios:
Tier 1 leverage ratio	7.13%	7.28%	7.96%
Common equity tier 1 risk-based capital ratio	9.98%	9.64%	11.09%
Tier 1 risk-based capital ratio	10.92%	10.58%	12.25%
Total risk-based capital ratio	11.26%	10.86%	12.84%

Investment Management Segment:
Assets under management	$9,732,000	$9,189,000	$8,344,000
EBITDA (1)	$2,621	$1,890	$1,515

(1)
These measures are not measures recognized under GAAP and are therefore considered to be non-GAAP financial measures. See “Non-GAAP Financial Measures” for a reconciliation of these measures to their most directly comparable GAAP measures.

(2)	Ratios are annualized.

(3)	Net interest margin is calculated on a fully taxable equivalent basis.

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TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Three Months Ended
	March 31, 2019			December 31, 2018			March 31, 2018
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$202,474	$1,256	2.52%	$211,333	$1,162	2.18%	$150,121	$579	1.56%
Federal funds sold	8,595	31	1.46%	9,959	57	2.27%	7,042	26	1.50%
Debt securities available-for-sale	236,235	1,986	3.41%	260,877	2,045	3.11%	142,323	958	2.73%
Debt securities held-to-maturity	211,833	2,018	3.86%	155,220	1,426	3.64%	58,953	595	4.09%
Equity securities	12,755	72	2.29%	13,543	77	2.26%	8,627	66	3.10%
FHLB stock	20,498	305	6.03%	15,970	186	4.62%	14,195	194	5.54%
Total loans and leases	5,177,844	57,262	4.49%	4,853,414	53,237	4.35%	4,165,180	39,027	3.80%
Total interest-earning assets	5,870,234	62,930	4.35%	5,520,316	58,190	4.18%	4,546,441	41,445	3.70%
Other assets	242,553			239,506			208,679
Total assets	$6,112,787			$5,759,822			$4,755,120

Liabilities and Shareholders’ Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$792,690	$4,542	2.32%	$722,386	$3,976	2.18%	$464,247	$1,621	1.42%
Money market deposit accounts	2,682,390	16,540	2.50%	2,605,148	14,844	2.26%	2,281,606	8,113	1.44%
Certificates of deposit	1,300,296	8,251	2.57%	1,220,839	7,394	2.40%	977,689	3,667	1.52%
Borrowings:
FHLB borrowings	459,333	2,585	2.28%	352,337	1,811	2.04%	310,000	1,147	1.50%
Line of credit borrowings	4,139	58	5.68%	3,652	51	5.54%	5,373	52	3.92%
Subordinated notes payable, net	34,933	554	6.43%	34,883	554	6.30%	34,731	554	6.47%
Total interest-bearing liabilities	5,273,781	32,530	2.50%	4,939,245	28,630	2.30%	4,073,646	15,154	1.51%
Noninterest-bearing deposits	261,682			249,330			228,257
Other liabilities	88,485			97,458			56,655
Shareholders’ equity	488,839			473,789			396,562
Total liabilities and shareholders’ equity	$6,112,787			$5,759,822			$4,755,120

Net interest income (1)		$30,400			$29,560			$26,291
Net interest spread			1.85%			1.88%			2.19%
Net interest margin (1)			2.10%			2.12%			2.35%

(1)	Interest income and net interest margin are calculated on a fully taxable equivalent basis.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
LOAN AND LEASE COMPOSITION (UNAUDITED)

	March 31, 2019		December 31, 2018		March 31, 2018
(Dollars in thousands)	Loan Balance	Percent of Total Loans	Loan Balance	Percent of Total Loans	Loan Balance	Percent of Total Loans
Private banking loans	$2,981,973	55.9%	$2,869,543	55.9%	$2,342,024	54.4%
Middle-market banking loans:
Commercial and industrial	862,405	16.1%	785,320	15.3%	683,417	15.9%
Commercial real estate	1,492,347	28.0%	1,478,010	28.8%	1,277,325	29.7%
Total middle-market banking loans	2,354,752	44.1%	2,263,330	44.1%	1,960,742	45.6%
Loans and leases held-for-investment	$5,336,725	100.0%	$5,132,873	100.0%	$4,302,766	100.0%

TRISTATE CAPITAL HOLDINGS, INC.
STATEMENT OF INCOME BY REPORTABLE SEGMENT (UNAUDITED)

	Three Months Ended March 31, 2019				Three Months Ended March 31, 2018
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$62,830	$—	$72	$62,902	$41,350	$—	$66	$41,416
Interest expense	31,919	—	611	32,530	14,549	—	605	15,154
Net interest income (loss)	30,911	—	(539)	30,372	26,801	—	(539)	26,262
Provision (credit) for loan and lease losses	(377)	—	—	(377)	195	—	—	195
Net interest income (loss) after provision for loan and lease losses	31,288	—	(539)	30,749	26,606	—	(539)	26,067
Non-interest income:
Investment management fees	—	9,533	(109)	9,424	—	8,963	(55)	8,908
Net gain on the sale and call of debt securities	28	—	—	28	5	—	—	5
Other non-interest income	2,877	21	719	3,617	2,176	—	—	2,176
Total non-interest income	2,905	9,554	610	13,069	2,181	8,963	(55)	11,089
Non-interest expense:
Intangible amortization expense	—	502	—	502	—	461	—	461
Other non-interest expense	19,021	7,058	91	26,170	15,786	7,573	30	23,389
Total non-interest expense	19,021	7,560	91	26,672	15,786	8,034	30	23,850
Income (loss) before tax	15,172	1,994	(20)	17,146	13,001	929	(624)	13,306
Income tax expense (benefit)	2,024	563	(5)	2,582	2,854	227	(176)	2,905
Net income (loss)	$13,148	$1,431	$(15)	$14,564	$10,147	$702	$(448)	$10,401

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES

The information set forth above contains certain financial information determined by methods other than in accordance with GAAP. These non-GAAP financial measures are “tangible common equity,” “tangible book value per common share,” “EBITDA,” “total revenue” and “efficiency ratio.” Although we believe these non-GAAP financial measures provide management and our investors with a more detailed understanding of our performance, these measures are not necessarily comparable to similar measures that may be presented by other companies. The non-GAAP financial measures presented herein are calculated as follows:

“Tangible common equity” is defined as common shareholders’ equity reduced by intangible assets, including goodwill. We believe this measure is important to management and investors so that they can better understand and assess changes from period to period in common shareholders’ equity exclusive of changes in intangible assets associated with prior acquisitions. Intangible assets are created when we buy businesses that add relationships and revenue to our Company. Intangible assets have the effect of increasing both equity and assets, while not increasing our tangible equity or tangible assets.

“Tangible book value per common share” is defined as common shareholders’ equity reduced by intangible assets, including goodwill, divided by common shares outstanding. We believe this measure is important to many investors who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets associated with prior acquisitions.

“EBITDA” is defined as net income before interest expense, income tax expense, depreciation expense and intangible amortization expense. We use EBITDA particularly to assess the strength of our investment management business. We believe this measure is important because it allows management and investors to better assess our investment management performance in relation to our core operating earnings by excluding certain non-cash items and the volatility that is associated with certain discrete items that are unrelated to our core business.

“Total revenue” is defined as net interest income and non-interest income, excluding gains and losses on the sale and call of debt securities. We believe adjustments made to our operating revenue allow management and investors to better assess our core operating revenue by removing the volatility that is associated with certain items that are unrelated to our core business.

“Efficiency ratio” is defined as total non-interest expense divided by our total revenue. We believe this measure allows management and investors to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items that are unrelated to our core business, particularly at the Bank.

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2019	2018	2018
Tangible book value per common share:
Common shareholders’ equity	$458,089	$440,886	$401,789
Less: intangible assets	67,361	67,863	64,897
Tangible common equity	$390,728	$373,023	$336,892
Common shares outstanding	29,351,833	28,878,674	28,976,214
Tangible book value per common share	$13.31	$12.92	$11.63

EXHIBIT 99

INVESTMENT MANAGEMENT SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2019	2018	2018
Investment Management EBITDA:
Net income	$1,431	$1,468	$702
Interest expense	—	—	—
Income taxes expense (benefit)	563	(207)	227
Depreciation expense	125	126	125
Intangible amortization expense	502	503	461
EBITDA	$2,621	$1,890	$1,515

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2019	2018	2018
Total revenue:
Net interest income	$30,372	$29,532	$26,262
Total non-interest income	13,069	11,575	11,089
Less: net gain (loss) on the sale and call of debt securities	28	(76)	5
Total revenue	$43,413	$41,183	$37,346

BANK SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2019	2018	2018
Bank total revenue:
Net interest income	$30,911	$30,058	$26,801
Total non-interest income	2,905	3,161	2,181
Less: net gain (loss) on the sale and call of debt securities	28	(76)	5
Bank total revenue	$33,788	$33,295	$28,977

Bank efficiency ratio:
Total non-interest expense (numerator)	$19,021	$18,179	$15,786
Total revenue (denominator)	$33,788	$33,295	$28,977
Bank efficiency ratio	56.30%	54.60%	54.48%